Exhibit 99.1

JMP GROUP REPORTS FIRST QUARTER 2008 FINANCIAL RESULTS

SAN FRANCISCO, May 8, 2008 — JMP Group Inc. (NYSE: JMP), an investment banking and alternative asset management firm, today reported financial results for the first fiscal quarter, ended March 31, 2008.

Financial Highlights

•	Net income was $0.7 million, or $0.03 per diluted share.

•

Operating net income was $0.9 million, or $0.04 per diluted share, compared to $2.5 million, or $0.17 per diluted share, for the quarter ended March 31, 2007. For more information on operating net income, including a reconciliation to net income, please see the sections below titled “Operating Net Income” and “Non-GAAP Financial Measures.”

•	Total revenues equaled $19.8 million, compared to $21.9 million for the first quarter of 2007.

•	Investment banking revenues were $8.1 million, compared to $11.5 million for the first quarter of 2007.

•	Net brokerage revenues were $8.1 million, compared to $8.6 million for the first quarter of 2007.

•

Asset management-related fee revenues were $3.3 million, compared to $1.1 million for the quarter ended March 31, 2007. Asset management-related fee revenues include asset management fees as well as fee revenues reported in the company’s financial statements as other income (comprised of fundraising fees generated by our broker-dealer affiliate, JMP Securities, and revenues from fee-sharing arrangements with other asset managers) but exclude net investment income reported as principal transaction revenues. Fee revenues classified as other income totaled $0.6 million and $0.2 million for the quarters ended March 31, 2008 and 2007, respectively.

•	Assets under management as of March 31, 2008 equaled $356.7 million, compared to $237.3 million at December 31, 2007 and $224.0 million at March 31, 2007.

•	Principal transaction revenues, interest and dividends were $0.2 million, compared to $0.7 million for the first quarter of 2007.

•	The company’s board of directors declared a common stock dividend of $0.05 per share.

“Although the distressed conditions in the credit markets during the first quarter negatively impacted both our equity underwriting and M&A activity, JMP Group still posted a modest profit for the period,” said Chairman and Chief Executive Officer Joe Jolson. “While we are disappointed about our absolute level of profitability, our results compared favorably to those of most other publicly traded investment banks, which experienced material losses. A better-than-expected quarter in asset management helped to offset a shortfall in our investment banking business, underscoring the benefits of JMP’s diversified operating model.”

© 2008 JMP Group Inc.	1

First Quarter Revenues

Investment Banking

Total investment banking revenues were $8.1 million, a decrease of 29.5% from $11.5 million for the first quarter of 2007. The company executed eight investment banking transactions with average revenues of $1.0 million each, compared to 16 transactions with average revenues of $0.7 million each during the first quarter of 2007. As a percentage of total revenues, investment banking revenues were 41.0%, compared to 52.4% for the quarter ended March 31, 2007.

Public equity underwriting revenues totaled $2.5 million, a decrease of 26.8% from $3.4 million for the first quarter of 2007. The company executed four public equity offerings with total proceeds of $623.7 million, compared to six public equity offerings with total proceeds of $781.1 million during the quarter ended March 31, 2007.

Private placement fee revenues totaled $3.6 million, a decrease of 21.2% from $4.6 million for the first quarter of 2007. The company acted as placement agent for two private securities offerings raising $116.7 million in total proceeds, compared to six private securities offerings raising $138.6 million in total proceeds during the quarter ended March 31, 2007.

Strategic advisory revenues, which include mergers and acquisitions success fees, totaled $2.0 million, a decrease of 42.7% from $3.5 million for the first quarter of 2007. The company acted as a strategic advisor on two completed transactions with an aggregate value of $148.0 million, compared to four completed transactions with an aggregate value of $299.0 million during the quarter ended March 31, 2007.

Brokerage

Net brokerage revenues totaled $8.1 million, a decrease of 5.7% from $8.6 million for the first quarter of 2007. The decline was due to increased trading losses resulting from significantly greater market volatility during the quarter ended March 31, 2008, partially offset by higher gross commission revenues stemming from increased trading activity on behalf of existing institutional clients and by the addition of new clients. As a percentage of total revenues, brokerage revenues were 41.2%, compared to 39.4% for the quarter ended March 31, 2007.

Asset Management

Asset management fees totaled $2.7 million, an increase of 208.8% from $0.9 million for the first quarter of 2007. As a percentage of total revenues, asset management fees were 13.9%, compared to 4.1% for the quarter ended March 31, 2007. Client assets under management totaled $356.7 million at March 31, 2008, an increase of 50.3% from $237.3 million at December 31, 2007 and 59.2% from $224.0 million at March 31, 2007.

Principal Transactions, Interest, Dividends and Other Income

Principal transaction revenues, interest, dividends and other income totaled $0.8 million, compared to $0.9 million for the first quarter of 2007. Included in principal transaction revenues for the quarter ended March 31, 2008 is an unrealized loss of $2.3 million on JMP Group’s previously announced investment in the common and convertible preferred stock of New York Mortgage Trust, Inc. (OTC BB: NMTR), which JMP Group marks to fair value at the end of each fiscal period. As a percentage of total revenues, principal transaction revenues, interest, dividends and other income equaled 3.9%, compared to 4.1% for the quarter ended March 31, 2007.

First Quarter Expenses

Compensation and Benefits

Compensation and benefits expense equaled $12.6 million, a decrease of 1.9% from $12.8 million for the first quarter of 2007. Of the $12.6 million recorded for the quarter ended March 31, 2008, $1.0 million is attributable to equity-based compensation expenses for restricted stock units granted in connection with the company’s initial public offering. As a percentage of total revenues, adjusted compensation and benefits expense (which excludes the cost of IPO-related equity-based awards) was 58.5% for the quarter, compared to 58.6% for the quarter ended March 31, 2007.

© 2008 JMP Group Inc.	2

Non-Compensation Expense

Non-compensation expense totaled $6.7 million, a decrease of 17.5% from $8.1 million for the first quarter of 2007. The decrease was primarily due to the absence of income allocation and accretion expense for the quarter ended March 31, 2008, since the company converted all Redeemable Class A member interests into common stock in the corporate reorganization undertaken in connection with its May 2007 IPO. This expense savings was partially offset by ongoing costs associated with operating as a public company, including greater professional fees than were incurred during the quarter ended March 31, 2007, when the company was privately held.

Dividend

On May 8, 2008, the board of directors of JMP Group declared a dividend of $0.05 per share for the first quarter of 2008, to be paid on Friday, June 13, 2008 to common stockholders of record as of Friday, May 30, 2008. This amount is unchanged from the dividend per share paid for the fourth quarter of 2007.

Share Repurchase Activity

On January 24, 2008, JMP Group completed a 1.5 million-share stock repurchase program that had been authorized in November 2007. On March 10, 2008, JMP Group’s board of directors authorized the repurchase of up to 2.0 million additional shares of the company’s outstanding common stock during the following 18 months. During the quarter ended March 31, 2008, the company repurchased a total of 126,005 shares of its stock at an average price of $7.01 per share, or $0.9 million in aggregate.

At March 31, 2008, the company’s book value per share was $5.68, an increase of $0.08 since December 31, 2007.

Operating Net Income

Operating net income is a non-GAAP financial measure that gives effect to the company’s May 2007 corporate reorganization as though it had been completed on December 31, 2006, adjusts for compensation expense related to stock-based compensation in connection with the company’s May 2007 initial public offering and assumes an effective tax rate of 42%.

In particular, operating net income includes the following adjustments:

•

The add-back of income allocation and accretion expense related to Redeemable Class A member interests, which was a non-cash expense that would not have been recorded if the Redeemable Class A member interests had been converted into common stock as of December 31, 2006;

•

The add-back of interest expense related to Redeemable Class A member interests because, following its corporate reorganization from an LLC into a corporation, the company no longer pays any interest on employee members’ capital;

•

The reversal of the effect of stock-based compensation events that occurred in connection with the company’s IPO; in particular, the accelerated vesting of 1,335,000 stock options and the grant of 1,931,060 restricted stock units, resulting in compensation expense of $1.0 million for the quarter ended March 31, 2008;

•	An adjustment for income tax expense as though the company were a corporation for the entirety of the periods presented, at an assumed combined federal, state and local income tax rate of 42%; and

© 2008 JMP Group Inc.	3

•

An adjustment for shares outstanding, assuming that the exchange of Redeemable Class A member interests and Class A and Class B common interests in JMP Group LLC for common stock in JMP Group Inc. had occurred on December 31, 2006.

A reconciliation of the company’s net income to the company’s operating net income for the quarters ended March 31, 2008 and 2007 is set forth below.

	Three Months Ended
(in thousands, except per share amounts)	Mar. 31, 2008	Mar. 31, 2007
Net income	$679	$825
Add back:
Income tax expense/(benefit)	(160)	—

Income before taxes	519	825
Add back:
Income allocation and accretion - Redeemable Class A member interests	—	3,050
Interest expense - Redeemable Class A member interests	—	419
Compensation expense – IPO-related stock-based compensation	1,035	—

Operating income before taxes	1,554	4,294
Provision for income taxes (assumed tax rate of 42%)	653	1,804

Operating net income	$901	$2,490

Operating earnings per share:
Basic	$0.04	$0.17
Diluted	$0.04	$0.17
Weighted average shares used in calculating operating earnings per share:
Basic	20,546	14,800
Diluted	20,839	14,916

Company management has utilized operating net income on a total and per share basis, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the period presented. Specifically, management believes that operating net income provides useful information by excluding or including certain items that may not be indicative of the company’s core operating results or business outlook. Furthermore, management believes that operating net income is a useful measure because it will allow for a better evaluation of the operating performance of JMP Group’s business and will facilitate a meaningful comparison of the company’s results in the current period to those in prior periods and future periods.

Non-GAAP Financial Measures

In addition to the GAAP financial results presented in this press release, JMP Group presents the non-GAAP financial measures discussed above. Company management believes that this presentation provides additional information that enables meaningful comparison of the company’s financial performance in various periods. The non-GAAP financial results presented should not be considered a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided to enhance investors’ overall understanding of JMP Group’s current financial performance. A limitation of utilizing non-GAAP measures is that the GAAP accounting effects of events do in fact reflect the underlying financial results of JMP Group’s business, which should not be ignored in evaluating and analyzing the company. Therefore, management believes that both the company’s GAAP measures of its financial performance and the respective non-GAAP measures should be considered together. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

© 2008 JMP Group Inc.	4

Cautionary Note Regarding Quarterly Financial Results

Due to the nature of its business, JMP Group’s quarterly revenues and net income may fluctuate materially depending on: the size and number of investment banking transactions on which it advises; the timing of the completion of those transactions; the size and number of equity trades it executes for brokerage customers; the performance of its asset management funds and inflows and outflows of assets under management; and the effect of the overall condition of the securities markets and economy as a whole. Accordingly, revenues and net income in any particular quarter may not be indicative of future results. Further, JMP Group’s compensation expense is generally based upon revenue and can fluctuate materially in any particular quarter depending upon the amount of revenue recognized as well as other factors. The amount of compensation and benefits expense recognized in any particular quarter may not be indicative of such expense in a future period. As a result, the company suggests that annual results may be the most meaningful gauge for investors in evaluating the performance of its business.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide JMP Group’s current expectations or forecasts about future events. Forward-looking statements include statements about the company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. JMP Group’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Form 10-K for the year ended December 31, 2007 as filed with the Securities and Exchange Commission on March 13, 2008 as well as in the similarly captioned sections of our other periodic reports filed under the Exchange Act. The Form 10-K for the year ended December 31, 2007 and all other periodic reports are available on JMP Group’s website at http://www.jmpg.com and on the Securities and Exchange Commission’s website at http://www.sec.gov. Unless required by law, the company undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Conference Call

JMP Group will hold a conference call to discuss the results detailed in this release at 10:00 a.m. EDT on Friday, May 9, 2008. To participate in the call, dial 800-894-5910 (domestic) or 785-424-1052 (international). The conference identification code is “7JMP108.”

The conference call will also be broadcast live over the Internet and will be accessible via a link in the Investor Relations section of the company’s website, at http://investor.jmpg.com. The Internet broadcast will be archived and will remain available on the company’s website for future replay.

About JMP Group

JMP Group Inc. is a full-service investment banking and asset management firm that provides investment banking, sales and trading, and equity research services to corporate and institutional clients and alternative asset management products to institutional and high-net-worth investors. JMP Group operates through two subsidiaries, JMP Securities and JMP Asset Management. For more information, visit www.jmpg.com.

© 2008 JMP Group Inc.	5

Investor Relations & Media Contact

Andrew Palmer

(415) 835-8978

apalmer@jmpg.com

© 2008 JMP Group Inc.	6

JMP GROUP INC.

Consolidated Statements of Net Income/(Loss)

(Unaudited)

	Three Months Ended
(in thousands, except per share amounts)	Mar. 31, 2008	Mar. 31, 2007
Revenues:
Investment banking	$8,107	$11,493
Brokerage	8,142	8,632
Asset management fees	2,742	888
Principal transactions	(1,380)	(68)
Interest and dividends	1,592	771
Other income	549	198

Total revenues	19,752	21,914
Compensation and benefits	12,589	12,831
Income allocation and accretion – Redeemable Class A member interests	—	3,050
Administration	1,281	1,005
Brokerage, clearing and exchange fees	1,373	1,139
Travel and business development	929	697
Communications and technology	994	941
Occupancy	470	466
Professional fees	1,180	225
Depreciation	266	357
Interest and dividend expense	216	504
Other	(9)	(262)

Total expenses	19,289	20,953

Income before income tax benefit and minority interest	463	961
Income tax benefit	(160)	—
Minority interest	(56)	135

Net income	$679	$825

Net income per common share:
Basic	$0.03
Diluted	$0.03
Weighted average common shares outstanding:
Basic	20,546
Diluted	20,839
Net income per unit – Class A common interests:
Basic		$0.18
Diluted		$0.17
Weighted average units outstanding – Class A common interests:
Basic		2,381
Diluted		2,441
Net income per unit – Class B common interests:
Basic		$0.18
Diluted		$0.17
Weighted average units outstanding – Class B common interests:
Basic		2,300
Diluted		2,357

© 2008 JMP Group Inc.	7